DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF CONSULTING AGREEMENT Effective Date: April 5, 2021 This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Olema Pharmaceuticals, Inc. (“Client”) and Frank McCormick, Ph.D (“Consultant”). 1. Engagement of Services. Subject to the terms of this Agreement, Consultant will render the services (the “Services”) set forth in the Project Assignment attached to this Agreement as Exhibit A (“Project Assignment”). Except as otherwise provided in the Project Assignment, Consultant will be free of control and direction from the Client (other than general oversight and control over the results of the Services), and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make certain of its equipment or facilities available to Consultant at Consultant’s request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice. 2. Compensation.Client will compensate Consultant as set forth in the Project Assignment for Services rendered pursuant to this Agreement. Consultant will be reimbursed only for expenses that are expressly provided for in the Project Assignment or have been approved in advance in writing by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request. 3. Ownership of Work Product. Consultant agrees that any and all Work Product (as defined below) will be the sole and exclusive property of Client. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables specified in the Project Assignment (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. Consultant will deliver any Deliverables in 1. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF accordance with the applicable Project Assignment and disclose promptly in writing to Client all other Work Product. Notwithstanding anything contained herein to the contrary, Client acknowledges Consultant is an employee of the University of California with pre-existing obligations to disclose and to assign patent rights to The Regents consistent with the Patent Agreement provided as Exhibit B. Client is informed that Consultant has signed a Patent Agreement with The Regents of the University of California and under that agreement Consultant agreed to report any inventions conceived or made during the term of Consultant's University of California employment, and to assign such inventions to The Regents in accordance with the terms of its Patent Policy. Nothing in this Consulting Agreement shall be construed to interfere with these obligations to The Regents. 4. Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers. 5. License to Preexisting IP. Consultant agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Consultant other than in the course of performing services for Client (“Preexisting IP”). In the event Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product. 6. Representations and Warranties & Consultant’s Business. Consultant represents and warrants that: (a) the Services will be performed in a professional manner and in accordance with the industry standards and the Work Product will comply with the requirements set forth in the Project Assignment, (b) Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5, and (f) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant further represents and warrants that Consultant is self-employed in an independently established trade, occupation, or business, maintains and operates a business that is 2. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF separate and independent from Client’s business, holds himself or herself out to the public as independently competent and available to provide applicable services similar to the Services, has obtained and/or expects to obtain clients or customers other than Client for whom Consultant performs services, and will perform work for Client that Consultant understands is outside the usual course of Client’s business. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 6. 7. Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client. 8. Confidential Information. Consultant agrees that during the term of this Agreement and thereafter it will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties except as set forth herein. “Confidential Information” as used in this Agreement means all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, 3. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 9. No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations, or the scope of Services rendered for Client, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party. 10. Term and Termination. 10.1 Term. The initial term of this Agreement shall be from the date hereof until June 30, 2022. Thereafter, this Agreement will automatically renew for successive one (1) month periods unless terminated by either Party pursuant to Section 10.2 below. 10.2 Termination. Either party may terminate this Agreement with or without cause, at any time upon 30 days’ prior written notice to the other party. Either party may terminate this Agreement immediately in the event the other party has materially breached the Agreement and failed to cure such breach within 15 days after notice by the non-breaching party is given. 11.Noninterference with Business. Consultant agrees that during the Term of this Agreement, Consultant will not, without Client’s express written consent, either directly or indirectly engage in any employment or business activity that is competitive with, or would otherwise conflict with the Services rendered to, or that would otherwise interfere with the business of, the Client. Consultant agrees that during the Term of this Agreement, and for one year 4. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF thereafter, Consultant will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, or independent contractor to or for any other person or entity. 12. Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing will be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees. 13. Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing. 14. Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction. 15. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby. 16. Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant will not operate or be construed as a waiver of any other or subsequent breach by Consultant. 17. Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate). 18. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client; provided, however, that in the event of any conflict between the terms of this Agreement and the Project Assignment, the terms of the Project Assignment will control. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, 5. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. [Remainder of page intentionally left blank] 6. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF The parties have executed this Agreement as of the Effective Date. CLIENT: By: Olema Pharmaceuticals, Inc. Name:Sean P. Bohen, Ph.D., M.D. Title: Chief Executive Officer 4/5/2021 Email: 512 2nd Street Address: San Francisco, CA 94107 CONSULTANT: Frank McCormick, Ph.D. Signature 4/5/2021 Email Address: 7. 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF EXHIBIT A Project Assignment Project: Consultant will provide advisory services as Chair of the Olema Scientific Advisory Board on scientific matters as directed by Client’s Chief Executive Officer, Chief Scientific Officer and Chief Technology Officer. Compensation: A. Equity: Any outstanding equity awards granted to Consultant by Client prior to the Effective Date shall continue to vest pursuant to the applicable terms of the underlying grant notice during the term of this Agreement. B. Reimbursement for expenses at cost, as approved in advance by Client. If Consultant requests reimbursement of expenses, Consultant shall invoice Client within 30 days after incurring such expenses and will provide such reasonable receipts or other documentation of expenses as Client might request. The parties have executed this Project Assignment as of the Effective Date. CLIENT: By: Olema Pharmaceuticals, Inc. 4/5/2021 Signature: Name: Sean P. Bohen, CEO CONSULTANT: Frank McCormick, Ph.D. 4/5/2021 Signature A-1 248195750 v1

DocuSign Envelope ID: DCF0D6AC-6E2F-4DD0-AB52-5A3A0B54EBBF EXHIBIT B UCSF Patent Policy A-2 248195750 v1